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                                                                   Exhibit 10(p)






                              REINSURANCE AGREEMENT

                                     between

                 PHYSICIANS HEALTH SERVICES OF CONNECTICUT, INC

                                       and

                             Trumbull, Connecticut

                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                               New York, New York
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                              REINSURANCE AGREEMENT

     This Reinsurance Agreement (this "Agreement") is made and entered into as of this 1st day of October, 1996 between PHYSICIANS HEALTH SERVICES OF CONNECTICUT, INC., a corporation organized under the laws of the State of Connecticut as a health maintenance organization (the "Company") and THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, a mutual life insurance company organized under the laws of the State of New York (the "Reinsurer").

     The Company and the Reinsurer mutually agree to enter into the Agreement on the terms and conditions stated herein. This Agreement is a reinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other parties. In no instance, except as set forth in Article XII, shall anyone other than the Company or the Reinsurer have any rights under this Agreement, and the Company shall be and remain solely liable to any insured, contractholder, physician or other provider or beneficiary under any contract reinsured hereunder.

                                    ARTICLE I

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):
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     "Accounting Period" means the Fiscal Quarter, except that the first
Accounting Period shall be the period commencing with the Effective Date and ending with the last day of the then current Fiscal Quarter, and the last Accounting Period shall be the period commencing with the first day of the last Fiscal Quarter preceding the Terminal Accounting Date and ending on the Terminal Accounting Date.

     "Administrative Expense" means an expense which will be reimbursable each Accounting Period and is intended to compensate the Company or the Reinsurer for a reasonable estimate of the actual cost of performing administrative services in connection with the HMO Plans, as set forth in the Marketing and Services Agreement, without provision for profit.

     "Affiliate" means with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     "Business Day" means any day except Saturday or Sunday or any legal Federal or Connecticut holiday.

     "Capitation Agreement" means a health care provider contract pursuant to which the Company agrees to pay a provider or risk entity a per subscriber fee in lieu of all or a portion of actual claims made.

     "Capitation Fees" means the per subscriber fees to health care providers incurred under Capitation Agreements, net of amounts paid or payable to the Company by providers under such agreements.

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     "Change of Control" means the acquisition, in a single transaction or in a series of related transactions, by a person, an entity, or a group of persons or entities acting in concert of: (i) twenty-five percent (25 %) or more (a) of the voting common stock of the Company or PHS (excluding any acquisition of stock by a party currently owning twenty-five percent (25 %) or more of such common stock), or (b) fifty-one percent (51 %) or more of the of the aggregate value of the assets of the Company or PHS; or (ii) twenty-five percent (25 %) or more of any ownership interest in the Reinsurer.

     "Commissions" means commissions and other incentives or bonuses applicable to the marketing of the HMO Plans.

     "Continuation Plan" has the meaning set forth in Section 8.6.

     "Contract Termination Date" means the effective date upon which the Agreement terminates pursuant to the applicable Section in Article VIII below.

     "Contractholder" means an employer in the Service Area who or which executes an enrollment agreement with respect to any HMO Plan subject to this Agreement.

     "Direct Paid Claims" means amounts paid to health care providers for medical claims and/or to subscribers for services covered by HMO Plans, including withholds paid to providers, but not including Capitation Fees.

     "Direct Paid Premium" means premiums received.

     "Earned Premium" shall consist of the item shown on Schedule C, line I.A.7.

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     "Effective Date" shall have the meaning set forth in Section 2.1.

     "Fiscal Quarter" means each of the four consecutive three-month periods in a fiscal year commencing on January 1 of each year and ending on December 31 of that calendar year.

     "HMO Plans" means commercial contracts for health care services provided by Company to Contractholders in the Service Area utilizing the Company's network of healthcare providers to provide health care services when such contracts are marketed and sold under the tradename "The Guardian & PHS Healthcare Solutions," or such other tradename as the parties may mutually agree to from time to time. HMO Plans include HMO Plans with a "point-of-service" feature.

     "Insurance Taxes" means all taxes, licenses and fees directly imposed on the HMO Plans reinsured hereunder and shall be given the same meaning as Insurance Taxes, Licenses and Fees, Excluding Federal Income Taxes in the Summary of Operations Schedule in the NAIC Life, Accident and Health Convention Blank which is taken from the Taxes, Licenses and Fees Exhibit, or similar entries on financial statements filed by the Company. Such term shall not include any franchise or other federal, state or local tax measured by net income.

     "Interest Compensation Rate" means the rate of interest defined in Schedule D as applicable to delayed payments.

     "LIBOR" means, at any time of determination, the London Interbank Offered Rate paid on U.S. dollar deposits for the applicable period of time as published under "Money Rates" in the New York City edition of the Wall Street Journal or, if

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there is no such publication or statement therein as to LIBOR, then in any publication used in the New York City financial community.

     "Marketing and Services Agreement" shall have the meaning set forth in
Section 3.1.

     "PHCS" shall mean Private Health Care Systems Incorporated, a corporation with its corporate offices in Waltham, Massachusetts that develops medical provider networks and provides utilization review services.

     "PHS" shall mean Physicians Health Services, Inc., a Delaware corporation and the parent of the Company.

     "Profit or Loss" shall have the meaning set forth in Article X.

     "Quarterly Accounting Report" means the report required to be prepared in accordance with Section 7.2 and providing the data as shown on Schedules C and F.

     "Quarterly Settlement" means the net amount due and payable to any party with respect to any Accounting Period as set forth in Section 7.3.

     "Renewal Date" means, with respect to a HMO Plan, the date that is the anniversary of the day on which the liability of the Company began under such HMO Plan.

     "Reserves" means amounts shown in the Company's annual statement as filed with the State of Connecticut as reserves for the HMO Plans.

     "Service Area" means the State of Connecticut.

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     "Stop Loss Reinsurance" means reinsurance other than the reinsurance under this Agreement obtained by the Company and provided in connection with HMO
Plans.

     "Stop Loss Reinsurance Premium" means consideration paid by the Company for Stop Loss Reinsurance provided.

     "Stop Loss Reinsurance Recoveries Received" means amounts collected pursuant to Stop Loss Reinsurance.

     "Terminal Accounting and Settlement" means the final accounting and payment of any amount due any party upon the termination of this Agreement, as described in Section 9.1.

     "Terminal Accounting Date" shall have the meaning set forth in Section 9.1.

     "Withholds" means amounts withheld by the Company from payments of claims submitted by primary care physicians and specialists.

                                   ARTICLE II

                              REINSURANCE COVERAGE

     2.1 Coverage. (a) Effective October 1, 1996 (the "Effective Date"), the Company agrees to cede to the Reinsurer fifty percent (50%) of the risks under the HMO Plans, all as more specifically described in Schedule A, and the Reinsurer agrees to indemnify the Company against fifty percent (50%) of the risks under such HMO Plans.

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     (b) The parties acknowledge that, pursuant to the terms of Schedule C
(Selection Adjustment) to the Marketing and Services Agreement, the parties agreed to apportion profit or loss realized on the HMO Plans sold under the Marketing and Services Agreement. The parties also agreed to apportion profit or loss realized on the Reinsurer's Health Insurance Contracts sold under the Marketing and Services Agreement. As of the date hereof, the loss realized on the HMO Plans sold under the Marketing and Services Agreement is $3,800,000 and the loss realized on the Health Insurance Contracts sold under the Marketing and Services Agreement is $500,000. The parties further acknowledge and agree that the net loss amount of $3,300,000 (the "Net Loss Amount"), payable by the Reinsurer to the Company, will be deducted from the profit portion of the amounts otherwise payable by the Company to the Reinsurer pursuant to Section
7.3 below. After the entire Net Loss Amount has been paid to the Company, profit and loss shall be allocated between the parties as set forth in Article VII below. The amounts set forth herein shall be subject to quarterly settlement and may be subject to change as mutually agreed to by the Company and Reinsurer.

     2.2 Plan of Reinsurance. The reinsurance hereunder shall be on a coinsurance basis. Each party agrees to establish and maintain Reserves in an amount appropriate for the risks assumed by such party, as set forth in Section 2.1.

     2.3 Conditions. The reinsurance hereunder is subject to the same limitations and conditions as the HMO Plans, except as otherwise expressly provided for in this Agreement.

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     2.4 Exclusions. The reinsurance hereunder does not apply to the following risks: (i) any portion of the risk under any HMO Plan issued by the Company other than the risk reinsured hereunder; (ii) any HMO Plan issued and delivered in a jurisdiction in which issuance and delivery of such contract constituted the doing of business where the Company was not properly licensed; and (iii) those risks for which the Reinsurer is not liable pursuant to the provisions of
Section 3.11 hereof.

                                   ARTICLE III

                               GENERAL PROVISIONS

     3.1 Contract Administration. The Company and the Reinsurer each shall have responsibility for certain aspects of the marketing and administration of the HMO Plans, in accordance with the Amended and Restated Marketing and Services Agreement dated as of October 1, 1996 between the Reinsurer, the Company and PHS (which amended and restated in its entirety the Marketing and Services Agreement dated December 2, 1994) (the "Marketing and Services Agreement").

     3.2 Non-Solicitation. (a) During the term of this Agreement, the Reinsurer shall not contact, solicit or contract for services with any health care provider in the Service Area under contract with the Company. In addition, during the term of this Agreement, and following its termination, the Reinsurer will not provide any party with lists of health care providers under contract with the Company or non-public information concerning contracts between the Company (or its Affiliates) and its health care providers under contract; provided, however, that provider lists must be made available to the Departments of Health or Insurance of the State of Connecticut, to

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prospective Contractholders, to the Reinsurer's insureds and as otherwise required under applicable law. This Section 3.2 shall not apply (i) to contracting efforts by third parties, including, but not limited to, PHCS acting on behalf of the Reinsurer, for the purpose of developing managed care networks, provided, however, that, the names of health care providers solicited by such third parties shall not have been furnished by the Reinsurer, its employees or agents, or (ii) following the Termination Date of this Agreement, as described in the provisions of Article VIII hereof. The Reinsurer further agrees not to replace a HMO Plan with a PHCS managed health care plan during the term of this Agreement.

     (b) No party, nor any of its Affiliates, shall contact, solicit or contract with any other party's full-time employees who have been engaged in the activities covered by this Agreement without the consent of such other party.

     3.3 Inspection. Any party, or its designated representative, may inspect, at the offices of the Company or the Reinsurer, as the case may be, where such records are located, and conduct reasonable audits of, the papers and any and all other books or documents of the Company or the Reinsurer reasonably relating to the HMO Plans and the administrative responsibilities hereunder, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Company or the Reinsurer, as the case may be, seeks performance by the other party pursuant to the terms of this Agreement. The information obtained shall be used only for purposes relating to the reinsurance provided under this Agreement and shall not be disclosed to any person without the express permission of the other party, except to the extent that

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disclosure is required by law. Each party's rights under this Section 3.3 shall survive termination of this Agreement.

     3.4 Misunderstandings and Oversights. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party that first discovers such oversight or incorrect act as a result of the misunderstanding will notify the other parties in writing promptly upon discovery of the misunderstanding or oversight. The parties shall act to correct the error, omission or oversight within twenty (20) calendar days of notification of the problem. This Section 3.4 shall not be construed as a waiver by any party of its right to enforce strictly the terms of this Agreement.

     3.5 Reinstatements. If a HMO Plan reinsured hereunder that was terminated or lapsed is reinstated while this Agreement is in effect, the reinsurance for such HMO Plan shall be reinstated automatically as if such HMO Plan had not been terminated or lapsed. All amounts received in connection with such reinstatement shall be treated as Direct Paid Premiums.

     3.6 Contract Changes or Reserve Changes. The Company and the Reinsurer shall share, based upon the percentages set forth in Section 2.1 and Schedule A, in any increase or decrease in the Company's liability that results from any change in the terms or conditions of any HMO Plan reinsured hereunder or in the calculation of Reserves. The Company must provide written notification to the Reinsurer within

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fifteen (15) calendar days after any such change, if such change can reasonably be expected to have a significant effect on the transactions contemplated by this Agreement.

     3.7 Compliance with Applicable Laws and Regulations. It is the intention of the parties that this Agreement comply with all existing applicable laws and regulations, as from time to time are in effect, so that the agreement remains in full force and the HMO Plans remain reinsured hereunder. Each of the parties agrees to comply with all laws, ordinances, rules, regulations and orders of regulatory bodies applicable to the transactions contemplated by this Agreement, including those relating to the payment of commissions.

     3.8 Amendment and/or Termination Upon Failure to Comply. In the event that it is determined by an insurance or health regulatory authority, the Internal Revenue Service or any other federal, state or local regulatory authority or by any party to this Agreement upon the advice of an insurance or health regulatory authority or the Internal Revenue Service that this Agreement fails to conform to, or that the intent of this Agreement cannot be effected as a result of, the requirements of existing applicable laws and regulations and that this Agreement may be brought into conformity with said requirements, or the intent of this Agreement may be effected, only by means of a material change to this Agreement, or in the event that such laws or regulations are changed subsequent to the Effective Date and such change has a material adverse effect on any party or requires a material change to this Agreement in order for this Agreement to conform with applicable laws and regulations or for its intent to be

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effected, the parties shall exercise reasonable efforts to reach an agreement to amend this Agreement so as to return the parties to the economic position that they would have been in had no such change occurred or so that both parties share the economic detriment of such change proportionately. If the parties are unable to reach an agreement to amend the Agreement, then the differences between the parties shall be resolved through arbitration in accordance with the provisions of Article XIII. In the event that any required change is not material, this Agreement shall be amended in accordance with such requirement.

     3.9 Notification of Disapproval or Change in Law. The Company shall promptly notify the Reinsurer of any actual or anticipated disapprovals or required changes regarding this Agreement that are made by any insurance or health regulatory authority or taxing authority and of any change in the laws, regulations or rulings affecting this Agreement or related documents. The Reinsurer shall be allowed to participate in the defense of this Agreement or related documents on its own behalf with such authority after consultation with the Company.

     3.10 Setoff. It is expressly understood that any debts or credits, matured or unmatured, liquidated or unliquidated, arising or incurred pursuant to the terms hereof, including but not limited to such debts and credits arising under Articles IV, V and VI shall, at all times and under all circumstances relevant to the rights and liabilities of the parties to this Agreement, be deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

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     3.11 Limitations on Liability. (a) The Reinsurer shall not indemnify or be liable pursuant to this Agreement or otherwise for any of the Company's risk, to the extent any damages result from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Company. The Reinsurer shall be liable and indemnify the Company fully for all losses arising from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Reinsurer acting in connection with a HMO Plan reinsured hereunder.

     (b) The Company does not indemnify and shall not be liable pursuant to this Agreement or otherwise for any of the Reinsurer's risk, to the extent any damages result from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Reinsurer. The Company shall be liable and indemnify the Reinsurer fully for all losses arising from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Company acting in connection with a HMO Plan reinsured hereunder.

     (c) The Reinsurer shall be liable, based on the applicable percentages set forth in Section 2.1 and Schedule A, and subject to the election permitted by
Section 6.2, for any losses arising from non-negligent acts or omissions to act taken by the Company in good faith pursuant to HMO Plans reinsured hereunder.

     (d) For purposes of this Agreement, any damages, claims, liabilities or other expenses for which the Reinsurer shall be liable shall be net of the appropriate share of any recoveries from third parties, including, without limitation, recoveries under Stop-Loss Reinsurance Contracts.

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     (e) The Reinsurer shall not be liable for any damages incurred by the
Company or the Reinsurer to the extent such liability or damages arise from the action or actions of a health care provider or health care facility in connection with the HMO Plans reinsured hereunder.

     3.12 Exclusivity. The Company and the Reinsurer shall not enter into an arrangement with other parties similar to this Agreement for reinsurance of Managed Care Contracts (as defined in the Marketing and Services Agreement) offered in the Service Area, except as expressly permitted under the Marketing and Services Agreement.

     3.13 Press Releases. No public statement or press release regarding the existence of this Agreement or the terms thereof shall be made by any party hereto without the prior written consent of the other parties, except as required by applicable laws, ordinances, rules and regulations.

     3.14 Restrictions on the Reinsurer and the Company Relating to Other Agreements. During the period from the Effective Date through the last date on which the provisions of this Agreement are in effect, the Reinsurer and the Company shall be prohibited from, directly or indirectly, entering into any contract, lease, sublease, license, sublicense, promissory note, evidence of indebtedness or other contract or commitment (whether oral or written), which will, or can reasonably be expected to at any time, place any material restriction or restrictions on such party's ability to perform any or all of its obligations under this Agreement; provided, however, that, nothing

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herein shall limit either party's right to enter into a Change of Control transaction in accordance with the provisions set forth herein.

     3.15 Investigations. Each party to this Agreement shall immediately notify the other parties, in writing, of any and all investigations of such party or its directors, principal officers or shareholders conducted by any federal, state or local governmental or regulatory authority other than routine examinations or surveys by state insurance or health regulatory authorities and federal or state tax authorities.

     3.16 Change of Control. Each party shall fully disclose the details of any pending Change of Control known to it to the other party, and shall provide the other party with copies of any and all applications for approval therefor made to Federal, state or local regulatory authorities. Such disclosure shall be made prior to or concurrent with notification and/or application for approval to such Federal, state or local regulatory authorities of a Change of Control. In the event that such Change of Control shall be approved, the party that intends to undergo the Change of Control shall notify the other party immediately thereof and the other party shall have the rights set forth in Section 8.6.

     3.17 Reinsurance or Sale of HMO Plans. (a) The Company agrees that, during the period in which this Agreement is in effect, it shall not reinsure. sell or assign the HMO Plans to another entity (other than in connection with Stop Loss Reinsurance).

     (b) Notwithstanding paragraph (a) above, this Section 3.17 shall not restrict the ability of the Company to (i) enter into a merger or consolidation,
(ii) effect a sale

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of all or a portion of its capital stock or (iii) effect a sale of its business as an entirety or substantially as an entirety; provided, however, that the Company may not enter into a transaction listed in (i), (ii) or (iii) above with another entity unless such other entity provides the Reinsurer with a writing, in form and substance satisfactory to the Reinsurer which shall state that the entity agrees to be bound by the terms of this Agreement to the same extent and effect as if such entity had been a party to this Agreement.

     3.18 Commission Scale and Commission Scale Changes. Commission payments made with respect to any HMO Plans reinsured hereunder shall be made according to the same commission scale used by the Company with respect to the specific types of products listed in Schedule A, or substantially similar products, that are not subject to this Agreement, as that scale may be changed from time to time.

     3.19 Stop-Loss Reinsurance. The Company agrees, during the period that this Agreement is in effect, that it will maintain Stop-Loss Reinsurance with respect to the HMO Plans in effect, with deductibles, coverages and limits of liability that are substantially the same as those that apply under the Stop Loss Reinsurance contract or contracts of the Company that are in effect on the Effective Date, a copy or copies of which are attached as Exhibit I; provided, however, that each Stop Loss Reinsurance contract or contracts of the Company relating to HMO Plans must provide coverage with respect to claims relating to any periods during which the Company is obligated to provide services with respect to HMO Plans, without regard to (i) the failure of the Company to remain qualified to conduct the business for which it is organized, or (ii)

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the insolvency or the commencement of supervision, conservation, rehabilitation, liquidation or similar proceedings against the Company. In the event that any Stop Loss Reinsurance contract issued to the Company does not meet the requirements of this Section 3.l9 at the Effective Date, or at any time thereafter, the Company will obtain substitute Stop Loss Reinsurance meeting such requirements from a qualified reinsurer, including the Reinsurer.

     3.20 Statement of Actuarial Opinion. Within forty-five (45) calendar days after the end of the calendar year, the Company shall provide the Reinsurer with a Statement of Actuarial Opinion certifying the adequacy of the reserves which are covered under this Agreement. In addition, the Actuarial Opinion must state whether or not the reserves covered under this Agreement meet the minimum standards of all states where the Company is licensed, and if not the difference between the Company's reserves and state minimums. The Actuarial Opinion shall meet the requirements as set forth in the NAIC's Actuarial Opinion and Memorandum Regulation. The Opinion shall be signed by the Company's "Appointed Actuary."

                                   ARTICLE IV

                             PREMIUMS AND RESERVES

     4.1 Premiums - HMO Plans. After the Net Loss Amount described in Section 2.1(b) above is satisfied, Premiums under HMO Plans received by the Reinsurer, pursuant to the terms of the Marketing and Services Agreement, shall be allocated to the Company and the Reinsurer in accordance with the applicable

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percentages set forth in Section 2.1 and in Schedule A, and the portion of the
Premiums allocated to the Reinsurer shall constitute the consideration in respect of the Reinsurer's acceptance of risk under this Agreement. The portion of Premiums allocated to the Company shall be paid over to the Company in accordance with the settlements required by Section 7.3 of this Agreement. Until the Net Loss Amount is satisfied, the portion of the Premiums allocated to the Reinsurer shall also be paid over to the Company in accordance with Section 2.1(b) above.

     4.2 HMO Plan Reserves. With respect to the HMO Plans reinsured hereunder, each of the Company and the Reinsurer shall establish and maintain Reserves in accordance with the risk assumed by each party and all applicable regulatory requirements.

                                    ARTICLE V

                               EXPENSE ALLOWANCE

     5.1 Administrative Expenses. Each party shall be entitled to reimbursement for its Administrative Expenses (not including pre-marketing expenses), identified in Schedule B, for each Accounting Period. Such Administrative Expenses, plus any Insurance Taxes and Commissions, paid by such party with respect to the HMO Plans during the Accounting Period, shall be considered reimbursable expenses.

     5.2 Payment. The Company and the Reinsurer shall be reimbursed for the amounts shown as Company Expenses or Reinsurer Expenses, as set forth in Section
7.3 below.

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                                   ARTICLE VI

                                     CLAIMS

     6.1 Notice of Claim. Upon receipt of any claim on any HMO Plan, which claim is reasonably anticipated to exceed fifty thousand dollars ($50,000), the Company shall promptly notify the Reinsurer of such claim. Copies of notification, claim papers, and proofs shall be furnished by the Company to the Reinsurer upon request.

     6.2 Determination of Claims by the Company. The Reinsurer will accept the decision of the Company with respect to the payment of a claim under a HMO Plan; provided, however, that the Company shall promptly advise the Reinsurer of the Company's intention to contest a claim under a HMO Plan, and the Reinsurer shall have the right to advise and assist the Company in its determination of liability and in the best procedure to follow with respect to any such claim of doubtful validity. The Company and the Reinsurer shall share, in accordance with the applicable percentages set forth in Section 2.1 and Schedule A, all expenses incurred in connection with contesting, compromising or settling claims under a HMO Plan, subject to the limitations of Section 3.11. Such expenses may include, but are not limited to, all costs and expenses of investigation, settlement of claims, litigation costs and judgments. If, however, the Reinsurer has advised the Company that a contested claim should be paid, and elects to assume liability for its applicable percentage (as set forth in Section 2.1 and Schedule A) of the claim as originally presented, the Reinsurer shall not share in any additional costs or expenses associated with such claim.

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                                  ARTICLE VII

                            ACCOUNTING AND REPORTING

     7.1 Reinsurance Accounting. The Company shall maintain separate books or details of account with respect to the HMO Plans reinsured hereunder, setting forth the data required in Schedules C and E.

     7.2 Quarterly Accounting Reports. Following the end of each Accounting Period, the Company shall supply the Reinsurer with a Quarterly Accounting Report providing the data required in Schedules C and E. The Quarterly Accounting Report shall be submitted within forty-five (45) calendar days of the end of each calendar quarter.

     7.3 Settlements. Settlement of amounts payable between the Company and the Reinsurer shall be made in a reasonably expeditious manner once the amounts or estimates are known or determined. All settlement payments shall be made by wire transfer with same or next day availability unless otherwise agreed.

     (a) Weekly Settlements. The Reinsurer shall make reimbursement payments to the Company for estimated weekly cash claims paid by the Company. Such estimates are to be mutually determined, and appropriately adjusted from time to time, to reasonably approximate the timing and amounts of cash claim expenditures made by the

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Company and to minimize the quarterly settlement amounts with respect to claims.
Such payments are due weekly based upon a mutually agreed upon schedule.

     (b) Monthly Settlements. The Reinsurer shall make reimbursement payments to the Company monthly for any actual or estimated monthly administrative expenses, premium taxes, licenses, fees or assessments incurred by the Company. Such payments are due within 20 Business Days after the end of each month in which they were incurred. The Reinsurer's actual or estimated administrative or commission expenses incurred are also deemed payable at that time. By mutual agreement, certain expenses may be added to or deleted from this monthly reimbursement.

     (c) Quarterly Settlements. Based upon the Quarterly Accounting Reports, including Schedules C and E, settlement payment shall be made to the Company or Reinsurer, as the case may be, within 45 calendar days from the end of such quarter. If such reports or schedules are not finalized within this time frame, a reasonable estimated payment shall be made followed by an adjustment payment. The Quarterly Settlement payment shall represent settlement, net of any interim reimbursements or other related settlement payments, of all amounts due during that quarter and any mutually agreed upon adjustments to prior periods. The quarterly calculation of this payment shall be substantially in the form of Schedule E with any positive amounts listed on Line 24 of such Schedule being payable from the Reinsurer to the Company and any negative amounts being payable from the Company to the Reinsurer. For the


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purpose of calculating interest on delayed payments relating to this quarterly settlement payment, the parties agree that the due date is the 15th day (unless such 15th day falls on a day other than a Business Day, in which case the due date is the Business Day immediately preceding such 15th day) of the middle month of the settlement quarter unless otherwise mutually agreed.

     (d) Other Settlements. Other settlement payments between the Company and the Reinsurer such as payment adjustments, preliminary quarterly settlements, withhold payout reimbursements or interest compensation may be made separately or along with other settlement payments upon mutual agreement. For the purpose of calculating interest on delayed payments relating to these payments, due dates are to be mutually agreed upon if not otherwise specified in this Agreement.

     7.4 Reconciliation. Each party shall have the right to review all individual components of transactions entered into each Quarterly Accounting Report, such as Premiums received, Commissions and Insurance Taxes, claims incurred or paid, and similar items. The parties shall have a reasonable period from the day the Quarterly Accounting Report is submitted to report any deficiency in such report and to request an adjustment of any payment made to or received by either party. Any amount due either party in connection with such reconciliation shall be paid within forty-five (45) calendar days of the receipt of notice that additional amounts are due.

     7.5 Best Efforts to Supply Actual Data. In preparing all reports required in this Agreement, the Reinsurer and the Company shall make their best efforts to supply the actual data. If the actual data cannot be supplied with the appropriate report, the Reinsurer or the Company shall produce best estimates, and shall provide amended reports based on actual data no more than forty-five
(45) days after such report was originally due.

     7.6 Interest Delayed Payments. Should any payment in connection with the Settlements due the Company or the Reinsurer as set forth in Section 7.3 above be delayed beyond its due date as defined or determined, such delayed payment shall accrue interest during such period of delay at the Interest Compensation Rate as defined on Schedule D. Interest is to be calculated based upon an actual/365 day basis. Any such interest accrued or paid shall not be included in Schedule C as a jointly shared income or expense item, but rather be paid directly to the deficient party either separately or as a separate item added to the Schedule E settlement. The application of this calculation shall also apply to any over payments, with interest accruing back to the deficient party.

                                  ARTICLE VIII

                            DURATION AND TERMINATION

     8.1 Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

     8.2 Commencement of Liability. The liability of the Reinsurer on reinsurance ceded hereunder shall commence on the later of the Effective Date and the date the liability of the Company commences under a HMO Plan reinsured hereunder.

     8.3 Termination of Liability. Except as provided in the next sentence of this Section 8.3, the liability of the Reinsurer with respect to any HMO Plan shall terminate on the date the liability of the Company on such HMO Plan is terminated. If this Agreement is terminated as provided in this Article VIII, the Reinsurer's liability with respect to HMO Plans that remain in force shall terminate on the day that all Direct Paid Claims incurred prior to the date of such termination are satisfied.

     8.4 Termination of Agreement. Either party shall have the right to terminate this Agreement without cause upon the giving of one hundred eighty
(180) days advance written notice to the other party; provided, however, that, the liability of the Reinsurer with respect to HMO Plans that remain in force will terminate on the day that all Direct Paid Claims incurred prior to the date of such termination are satisfied. The Contract Termination Date under this
Section 8.4 shall be the 180th day following the giving of the notice required by this Section 8.4.

     8.5 Automatic Termination. If, at the end of an Accounting Period, none of the HMO Plans is in force, this Agreement shall automatically terminate. In the event of termination pursuant to this Section 8.5, the last day of such Accounting Period shall be the Contract Termination Date.

     8.6 Termination Subsequent to a Change of Control. In the event of a Change of Control of the Company (for purposes of this Section 8.6, the term "Company" shall include PHS) or the Reinsurer, the party not undergoing the Change of Control may elect to terminate this Agreement. In the event that this Agreement is terminated as a result of a Change of Control: (i) without any further action required of either party, the Marketing and Services Agreement shall be deemed to be terminated as of the effective date of the Change of Control, except with respect to the provisions regarding the administration of the HMO Plans continued under this Section 8.6 which provisions shall be deemed to survive such termination for the period set forth in clause (ii) of this sentence; and
(ii) the party not undergoing the Change of Control may elect to continue this Agreement solely with respect to reinsurance of any case that was originally written as an HMO Plan and that was in force on the Contract Termination Date, until the tenth (10th) succeeding Renewal Date applicable to such HMO Plan, or continuation managed care contract issued by the Company (collectively, "Continuation Plans") following the Contract Termination Date. The Contract Termination Date under this Section 8.6 shall be the effective date of the Change of Control.

     8.7 Termination for Cause. (a) In the event that either party shall default in the performance of the duties and obligations imposed on it pursuant to the terms of this Agreement or the Marketing and Services Agreement, or breach any of the provisions contained herein or therein, including the failure to pay any amount when due, or the failure of either party to maintain a level of services under the Marketing and Services Agreement that is reasonably satisfactory to the other party, the defaulting party shall be allowed thirty (30) calendar days from receipt of written notice of such default or breach to present to the non-defaulting party a plan to cure such default or breach that is reasonably satisfactory to the non-defaulting party. If a reasonably satisfactory plan to cure the default or breach is not submitted within that time, or if the plan is not carried out according to its terms, the non-defaulting party shall have the right to terminate this Agreement upon delivery of written notice of such termination to the defaulting party, which shall be effective on receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of such default or breach.

     (b) In the event that either party shall engage in fraudulent, illegal or grossly negligent conduct with respect to its duties and obligations under this Agreement or the Marketing and Services Agreement, the other party shall have the right to terminate this Agreement upon delivery of written notice of such termination to the defaulting party, which shall be effective upon receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of the defaulting party's conduct.

     (c) The Contract Termination Date under this Section 8.7 shall be the date of receipt of the notice of termination.

     8.8 Termination of Agreement Upon the Occurrence of Certain Events. (a) Upon the occurrence of either of the following events:

     (i) one of the parties to this Agreement fails to remain in good standing under the laws of its state of domicile, or fails for any reason to remain qualified to engage in the transaction contemplated by this Agreement under applicable laws, ordinances, rules or regulations; or

     (ii) a voluntary or involuntary proceeding is commenced in any state by or against one of the parties to this Agreement for the purpose of supervising, conserving, rehabilitating or liquidating such party; this Agreement may be terminated at the election of the other party pursuant to a written notice.

     The Contract Termination Date under this Section 8.8 will be the day of receipt of the notice of termination. In the event that the Company shall be subject to (i) or (ii) above, the Reinsurer shall have the exclusive right (subject to appropriate regulatory approvals) to acquire the HMO Plans or to require the Company to assign the HMO Plans to a designated entity authorized to operate a health maintenance organization in the geographic areas in which the Company operates.

     8.9 Termination for Material Change in PHS Network. In the event that the PHS Network (as that term is defined in the Marketing and Services Agreement) undergoes a material change within the meaning of Section 6.3 of the Marketing and Services Agreement, Company shall be allowed thirty (30) calendar days to present to

Reinsurer a plan to cure such Material Change that is reasonably satisfactory to Reinsurer. If a reasonably satisfactory plan to cure the Material Change is not submitted within that time, or if the plan is not carried out according to its terms, Reinsurer shall have the right to terminate this Agreement upon delivery of written notice of such termination to Company, which shall be effective upon receipt (the date of receipt being the Contract Termination Date under this Section 8.9), without prejudice to any other rights or remedies available to Reinsurer.

                                   ARTICLE IX

                     PAYMENTS UPON TERMINATION OF AGREEMENT

     9.1 Payments on Termination. (a) In the event that this Agreement shall be terminated pursuant to Article VIII, a net accounting and settlement as to any balance due under this Agreement shall be undertaken by the parties to this Agreement (the "Terminal Accounting and Settlement"), which calculations shall be performed as of the day that is one (1) year from the date that the liability of the Reinsurer shall have terminated (the "Terminal Accounting Date"). During the period between the termination of this Agreement and the Terminal Accounting Date, Direct Paid Claims that accrued prior to the termination of this Agreement shall continue to be paid, and Reserves shall continue to be held, in accordance with the terms set forth herein.

     (b) The Company shall supply the Reinsurer with final Schedules C and D which shall show the Terminal Accounting and Settlement. If the Terminal Accounting and Settlement shows that the Company owes the Reinsurer, then the Company shall pay the amount owing to the Reinsurer. If the Terminal Accounting and Settlement shows that the Reinsurer owes the Company, then the Reinsurer shall pay the amount owing the Company. Such Schedules shall be supplied by the Company within the period agreed by the parties.

     (c) Any payment required under the Terminal Accounting and Settlement by the Company shall be paid by the Company no later than the day on which the final Schedules C and E, as required by Section 9.l(b), are due. The Reinsurer shall make any payment required to be made by the Reinsurer hereunder within ten
(10) calendar days of receipt of such final schedules. In the event that the calculation for the payment required under the Terminal Accounting and Settlement cannot be accurately calculated by such date, then an estimate shall be paid with a supplemental accounting being made when the accurate information shall become available.

     9.2 Supplemental Accounting. In the event that, subsequent to the Terminal Accounting and Settlement, an adjustment is made with respect to any amount taken into account in the Terminal Accounting and Settlement, or in the event that the Company pays a Direct Paid Claim that accrued prior to the termination hereof, a supplemental accounting shall be made. Any net amount owed to the Reinsurer or the Company by reason of such supplemental accounting, plus any interest due pursuant to Section 7.6, shall be paid promptly upon the completion of such supplemental accounting.

                                    ARTICLE X

                         CALCULATION OF PROFIT AND LOSS

     10.1 Determination and Allocation of Profit or Loss. The Company shall calculate Profit or Loss with respect to the HMO Plans, and the Reinsurer or the Company, as appropriate, shall make settlements as required by Section 7.3 or
Section 9.1, as appropriate, according to the calculations as shown on Schedules C and E and shall be made part of each Quarterly Accounting Report.

                                   ARTICLE XI

                              CONDITION PRECEDENT

     11.1 Condition Precedent. When under insurance, public health or other applicable laws or regulations, approval of arrangements of the type contemplated by this Agreement by one or more Federal, state or local governmental or regulatory authorities is required, the receipt by the Company and the Reinsurer of any and all such approvals shall be a condition precedent to the other party's liability under this Agreement. Subject to Section 11.2, if this condition precedent is not met by the Company or the Reinsurer by the Effective Date, this Agreement shall be void as of the Effective Date.

     11.2 Extension of Time. In the event that the necessary approvals set forth in Section 11.1 have not been obtained by the Company or the Reinsurer as of the Effective Date, the parties may mutually agree to modify the Effective Date of this Agreement.

     11.3 Cooperation of the Parties. Each of the Reinsurer and the Company shall each use its best efforts to cooperate with and assist the other parties in obtaining the necessary approvals referred to in Section 11.1.

                                   ARTICLE XII

                           INSOLVENCY OF THE COMPANY

     12.1 Payments by the Reinsurer. In the event of the insolvency of the Company, payments due the Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall, subject to Section 12.2, be payable by the Reinsurer directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company and the Reinsurer under the HMO Plans reinsured hereunder without diminution because of the insolvency of the Company.

     12.2 Claims. In the event of the insolvency of the Company, the Reinsurer shall be given written notice of the pendency of a claim against the insolvent Company on a HMO Plan reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable' subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

                                  ARTICLE XIII

                                   ARBITRATION

     13.1 Appointment of Arbitrators. In the event of any disputes or differences arising hereafter between the contracting parties with respect to any transaction, matter or issue arising from or relating in any way to this Agreement on which agreement between the parties hereto cannot be reached, the same shall be decided by arbitration. Three arbitrators will decide any dispute or difference. The arbitrators must be disinterested officers or retired officers of health maintenance organizations or managed health care companies, or insurance companies with experience in managed health care, other than the parties to this Agreement or their Affiliates. Each of the Company and the Reinsurer agrees to appoint one of the arbitrators with the third, the "Umpire," to be chosen by the other arbitrators. In the event that either such party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose an Umpire before entering upon arbitration. In the event that the two arbitrators shall not be able to agree on the choice of the Umpire within 30 days following their appointment, each arbitrator shall nominate five candidates within 10 days thereafter, four of whom the other arbitrator shall decline, and the Umpire shall be chosen from the two remaining nominees by the President of the American Arbitration Association.

     13.2 Decision of Arbitrators: Expenses. The arbitrators shall consider customary and standard practices in the HMO and managed health care insurance businesses. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision. Judgment may be entered on the decision. Each party shall bear the expense of its own arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expenses of the third arbitrator.

     13.3 Applicable Law: Survival. Any arbitration instituted pursuant to this
Article XIII shall be held in Connecticut and the laws of the State of Connecticut and, to the extent applicable, the Federal Arbitration Act shall apply. This Article XIII shall survive termination of this Agreement.

     13.4 Other Actions. Submission of a matter to arbitration shall be a condition precedent to any right to institute a proceeding at law or in equity concerning such matter, except for injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement.

                                   ARTICLE XIV

                         REPRESENTATIONS AND WARRANTIES

     14.1 Representations and Warranties of the Reinsurer. The Reinsurer hereby represents and warrants to the Company as follows:

     The Reinsurer is a mutual life insurance company organized and existing under the laws, including the insurance laws, of the State of New York and is in good standing under these laws. The Reinsurer further represents and warrants that it is duly licensed and admitted as an insurer under the laws of those jurisdictions in which the HMO Plans reinsured hereunder have been issued and is authorized under the laws and regulations of said jurisdictions to act as a reinsurer in those jurisdictions. In addition, the Reinsurer covenants that, so long as this Agreement is in effect, the Reinsurer shall take all actions reasonably necessary to remain duly licensed under the laws of those jurisdictions wherein the HMO Plans have been issued. The Reinsurer shall notify the Company immediately in the event that any license shall be revoked or suspended in any jurisdiction hereunder.

     The Reinsurer has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by the Reinsurer of this Agreement and the other agreements and documents contemplated hereby, the consummation by the Reinsurer of the transactions as herein contemplated and the carrying out by the Reinsurer of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

     14.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Reinsurer as follows:

     The Company is a corporation organized and existing under the laws, including the insurance and/or public health laws, of the State of Connecticut and is in good standing under these laws. The Company further represents and warrants that it is duly licensed as a health maintenance organization under the laws of those jurisdictions wherein the HMO Plans have been issued. In addition, the Company covenants that, so long as this Agreement is in effect, the Company shall take all reasonable actions necessary to remain duly licensed as a health maintenance organization within the purview of this Agreement under the laws of those jurisdictions wherein the HMO Plans have been issued. The Company shall notify the Reinsurer immediately in the event that any license shall be revoked or suspended in any jurisdiction hereunder.

     The Company has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by the Company of this Agreement and the other agreements and documents contemplated hereby, the consummation by the Company of the transactions as herein contemplated and the carrying out by the Company of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

                                   ARTICLE XV

                                CONFIDENTIALITY

     15.1 Obligations of the Parties. Each party agrees that all information concerning the business affairs of the Company or the Reinsurer, as the case may be, which is not generally available to the public, including but not limited to, lists of physicians and other health care providers, lists of brokers and other information of a proprietary nature relating to methods of doing business heretofore or hereinafter received by it from the other parties shall be kept and maintained as confidential and in complete secrecy. No party shall, without the prior written consent of the other parties, disclose at any time, either orally, or in writing, or otherwise, in any manner, directly or indirectly, to any person or entity, except to other employees or agents of the non-disclosing party, any such proprietary information. Any breach of confidentiality shall give the non-breaching party the right of injunctive relief in addition to any other remedy permitted by law.

     15.2 Survival of Article XV. This Article XV shall survive termination of this Agreement.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

     16.1 Notices. All notices required pursuant to this Agreement shall be in writing and shall become effective when received. Each written notice shall be sent by certified or registered mail, return receipt requested, or a nationally recognized overnight delivery service (providing for delivery receipt) or delivered by hand. All notices under this Agreement shall be addressed as follows:

If to the Reinsurer:

          The Guardian Life Insurance Company of America
          201 Park Avenue South
          New York, New York 10003
          ATTENTION: Edward K. Kane, Esq.
          Senior Vice President & General Counsel

If to the Company:

          Physicians Health Services of Connecticut, Inc.
          120 Hawley Lane
          Trumbull, Connecticut 06611
          ATTENTION: Regina M. Campbell
          Senior Vice President & Chief Administrative Officer

If to PHS:

          Physicians Health Services, Inc.
          120 Hawley Lane
          Trumbull, Connecticut 06611
          ATTENTION: Regina M. Campbell
          Senior Vice President & Chief Administrative Officer

     16.2 Successors and Assigns. Except as provided in Section 3.17(b) this Agreement cannot be assigned by the Company or the Reinsurer without the prior written approval of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

     16.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

     16.4 Currency. All payments and accounts shall be made in United States Dollars, and all fractional amounts shall be rounded to the nearest whole dollar.

     16.5 Amendment. This Agreement shall be amended only by written agreement signed by a duly authorized officer of each of the Company and the Reinsurer, and any change to this Agreement shall be null and void unless made by such amendment; provided, however, that where, under insurance, public health or other applicable laws or regulations, the approval of any such amendment to this Agreement by one or more Federal, state or local governmental or regulatory authorities is required, the amendment shall not take effect unless and until all such necessary approvals have been received by the Company. In the event that such an approval is required, the Company and the Reinsurer shall each be obligated to take all necessary actions in order to obtain such approval.

     16.6 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, together with the Marketing and Services Agreement, supersede all prior discussions and written and oral agreements between the parties with respect to the subject matter of this Agreement, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. Headings are not part of this Agreement, and shall not affect the terms hereof.

     16.7 Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

     16.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to its provisions relating to conflicts of law.

     16.9 Severability. In the event any section or provision of this Agreement or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

     16.10 Waivers and Remedies. The waiver by any of the parties of any other party's prompt and complete performance, or breach or violation, of any provisions of this Agreement and related documents shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     16.11 Regulatory Review. The parties acknowledge and agree that this Agreement is subject to the review and approval of the New York State Department of Insurance. The parties expressly agree that any revisions to this Agreement required by the New York State Department of Insurance will be addressed in an amendment to, or restatement of, the Agreement.

                                    EXECUTION

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                             PHYSICIANS HEALTH SERVICES
                                              OF CONNECTICUT, INC.

                                             By /s/ Regina M. Campbell
                                               -----------------------------
                                               Name Regina M. Campbell
                                               Title  Senior Vice President

                                             THE GUARDIAN LIFE INSURANCE
                                              COMPANY, OF AMERICA

                                             By /s/ Joseph D. Sargent
                                               -----------------------------
                                               Name Joseph D. Sargent
                                               Title President and CEO

                                       CT

                                   SCHEDULE A

                          CONTRACTS AND RISKS REINSURED

--------------------------------------------------------------------------------
          CONTRACT                                        RISKS REINSURED
--------------------------------------------------------------------------------
- HMO          AND         POS   The Reinsurer agrees to accept 50% of the risks
Contracts                        under such contracts
--------------------------------------------------------------------------------


                                       CT
                                   Schedule B
                 Contract Allowances Administrative Service Fee

I.  Guardian's Administrative Services Fee (as a percentage of premium)

                                                HMO             POS
                                                ---             ---
Marketing                                      0.63%           0.63%
Sales                                          1.38%           1.38%
Administration                                 1.30%           1.30%
Billing/Collections                            1.69%           1.69%
Advertising                                    0.15%           0.15%
  Total                                        5.15%           5.15%

II. PHS Administrative Services Fee (as a percentage of premium)

                                                HMO             POS
                                                ---             ---
Health Services, UR                            1.67%           1.67%
Net Mgt, MOD, QA                               2.43%           2.43%
Operations                                     3.58%           3.58%
Acct Svc., Cust Srv.                           1.44%           1.44%
Marketing                                      0.63%           0.63%
Sales                                          0.15%           0.15%
Administration                                 1.30%           1.30%
Advertising                                    0.15%           0.15%
  Total                                       11.35%          11.35%

--------------------------------------------------------------------------------
                                   Schedule C
--------------------------------------------------------------------------------
                             Year to Date Accounting
--------------------------------------------------------------------------------
                                 Quarter Ending:
--------------------------------------------------------------------------------
                                                                         CT
--------------------------------------------------------------------------------
                                                                         HMO
--------------------------------------------------------------------------------
                                                                        & POS
--------------------------------------------------------------------------------
I.      Profits/losses From Underwriting
--------------------------------------------------------------------------------
A.      Earned Premium
--------------------------------------------------------------------------------
        1 Cash Received
--------------------------------------------------------------------------------
        2 Change in D/U
--------------------------------------------------------------------------------
        3 Change in UPR
--------------------------------------------------------------------------------
        4 Change in Advance Premium
--------------------------------------------------------------------------------
        5 Gross Earned Premium (A1+A2+A3+A4)
--------------------------------------------------------------------------------
        6 CSEHRP & Other Reins. Pool Premium Ceded
--------------------------------------------------------------------------------
        7 Net Earned Premium (A5+A6)
--------------------------------------------------------------------------------
B.      Incurred Claims
--------------------------------------------------------------------------------
        1 Cash Claims (including Capitations) Paid
--------------------------------------------------------------------------------
        2 Cash Withholds +PCP Bonuses Paid
--------------------------------------------------------------------------------
        3 Cash Rein. PI.,COB, Subrog. Recov.
--------------------------------------------------------------------------------
        4 Nurses Line Expenses
--------------------------------------------------------------------------------
        5 Total Cash Claims (B1+B2+B3+B4)
--------------------------------------------------------------------------------
        6 Changes in IBNR
--------------------------------------------------------------------------------
        7 Change in Withholds + PCP Bonuses Payable
--------------------------------------------------------------------------------
        8 Changes in Rein. PL, COB, Subrog. Recov.
--------------------------------------------------------------------------------
        9 Total Change in Reserves (B6+B7+B8)
--------------------------------------------------------------------------------
       10 Total Incurred Claims (B5+B9)
--------------------------------------------------------------------------------
C.      Expenses
--------------------------------------------------------------------------------
        1 Commissions
--------------------------------------------------------------------------------
          a. Cash
--------------------------------------------------------------------------------
          b. Change in Liability
--------------------------------------------------------------------------------
          c. Total Incurred (C1a+C1b)
--------------------------------------------------------------------------------
        2 Px Taxes , Licenses & Fees (if applicable).
--------------------------------------------------------------------------------
          a. Cash
--------------------------------------------------------------------------------
          b. Change in Liability
--------------------------------------------------------------------------------
          c. Total Incurred (C2a+C2b)
--------------------------------------------------------------------------------
        3 Assessments (if applicable)
--------------------------------------------------------------------------------
          a. Cash
--------------------------------------------------------------------------------
          b. Change in Liability
--------------------------------------------------------------------------------
          c. Total Incurred (C3a+C3b)
--------------------------------------------------------------------------------
        4 Field Expenses
--------------------------------------------------------------------------------
          a. Cash
--------------------------------------------------------------------------------
          b. Change in Liability
--------------------------------------------------------------------------------
          c. Total Incurred (C4a+C4b)
--------------------------------------------------------------------------------
        5 Guardian Admin. Exp.
--------------------------------------------------------------------------------
        6 PHS Admin. Exp.
--------------------------------------------------------------------------------
        7 Total Incurred Expenses (C1c+C2c+C3c+C4c+C5+C6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
II      Profit(Loss)(A7-B10-C7)
--------------------------------------------------------------------------------
D.           Guardian Profit (50%)
--------------------------------------------------------------------------------
E.           PHS Profit (50%)
--------------------------------------------------------------------------------


                                   SCHEDULE D

                                  INTERST RATES

The Interest Compensation Rate applicable for any given fiscal quarter is defined as the annual rate of interest equal to the closed yield on 3-month LIBOR as of the last trading day of the prior fiscal quarter plus 1.00%. Such rate shall remain in effect for that entire quarter regardless of any interim fluctuations or changes in 3-month LIBOR yields.

The above interest rate may be changed or modified as appropriate upon mutual agreement between the Company and the Reinsurer.



--------------------------------------------------------------------------------
                                   Schedule E
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Cash Flow and Funds Reconciliation
--------------------------------------------------------------------------------
                                 Quarter Ending:
--------------------------------------------------------------------------------
                                                                          CT
--------------------------------------------------------------------------------
             (All numbers to reflect year to date totals.)                HMO
--------------------------------------------------------------------------------
                                                                         & POS
--------------------------------------------------------------------------------
Underwriting Cash Flows
        1    Cash Premiums Received (Sched C:A1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        2    Reins. Pool Premiums Ceded (Sched C:A6)
--------------------------------------------------------------------------------
        3    Cash Claims (Total) (Sched C:B4)
--------------------------------------------------------------------------------
        4    Commissions Incurred (Sched C:C1c)
--------------------------------------------------------------------------------
        5    Premium Tx, Licenses, Fees Incurred (Sched C:C2c)
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        6    HRA Assessment Incurred (Sched C:C3c)
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        7    Field Expenses (Sched C: C4c)
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        8    Guardian Admin. Expenses (Sched C:C5)
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        9    PHS Admin. Expenses (Sched C:C6)
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       10        Total Cash Out (2+3+4+5+6+7+8+9)
--------------------------------------------------------------------------------

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       11       Net Cash Generated for Period (1-10)
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Distribution of Cash Flows
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       12    Cash Flow to PHS (1-4-7-8-50% of 11)
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       13    Cash Flow to Guardian (4+7+8+50% of 11)
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       14    Marketing Expenses Reimbursable from Guardian
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       15    Marketing Expenses Reimbursable from PHS
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       16    Interest on Delayed Payments Owed from Guardian
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       17    Interest on Delayed Payments Owed from PHS
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       18    Interest on Cash Reserves held Owed from Guardian
--------------------------------------------------------------------------------
       19    Interest on Cash Reserves held Owed from PHS
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       20    Other amounts Owed from Guardian
--------------------------------------------------------------------------------
       21    Other amounts Owed from PHS
--------------------------------------------------------------------------------

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       22    Gross Amount Due to PHS (12+14-15+16-17+18-19+20-21)
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       23    Less Related YTD Payments Made
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       24    Net Amount Due to (from) PHS (22-23)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------